Return to 10Q
Exhibit 10.4

I.C. ISAACS & COMPANY, INC.
AMENDED AND RESTATED OMNIBUS STOCK PLAN
NONSTATUTORY STOCK OPTION GRANT AGREEMENT

AGREEMENT dated the 1st day of May, 2007 from I.C. ISAACS & COMPANY, INC., a Delaware corporation (the “Company”), to Gregg A. Holst, an employee and a director of the Company (“Optionee”). Capitalized terms used without being defined herein shall have the meanings ascribed to them by the I.C. Isaacs & Company, Inc. Amended and Restated Omnibus Stock Plan, as the same may be amended from time to time hereafter (the “Plan”).

WHEREAS, in order to implement the purposes of the Plan, the Company has granted the Optionee an opportunity to purchase shares of its $.0001 par value Common Stock (the “Common Stock”), as hereinafter provided; and

WHEREAS, on May 1, 2007 (the “Grant Date”) the Compensation Committee of the Board of Directors of the Company, acting pursuant to the Plan, granted to the Optionee the option evidenced hereby at the exercise price in effect under the Plan for the Grant Date;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein, the Company and Optionee agree as follows:

ARTICLE 1
GRANT OF OPTION

Section 1.1 Grant of Option. The Company has granted to Optionee, pursuant to the provisions of the Plan, a non-qualified stock option to purchase from the Company, at a price equal to the fair market value of the shares on the date of grant, which is $1.26 per share (the “Exercise Price”), up to 25,000 shares of Common Stock, subject to the provisions of this Option (this “Option”). This Option shall expire at 5:00 p.m. Eastern Time on May 1, 2017 (the “Expiration Date”), unless fully exercised or terminated earlier pursuant to this Option. The period between the Vesting Date (as defined below) and the Expiration Date is hereinafter referred to as the “Option Term.”

ARTICLE 2
VESTING

Section 2.1 Vesting Schedule. Unless this Option has earlier terminated pursuant to the provisions of this Agreement, the Optionee’s right to purchase Common Stock pursuant to this Option shall vest with respect to a number of shares of Common Stock as close as possible to 1/3 of the total number of shares subject to this Option are vested on May 1, 2007, 1/3 will vest on May 1, 2008, and the remaining 1/3 will vest on May 1, 2009, provided that Optionee shall be an active employee of our consultant to the Company or one of its subsidiaries on each of such dates

Section 2.2 Acceleration of Vesting. Unless this Option has earlier terminated pursuant to the provisions of this Option, vesting of this Option granted to Optionee hereunder shall be accelerated so that the unvested portion of this Option shall become 100% vested in Optionee upon the earliest to occur of: (i) Optionee’s termination of employment with the Company or its subsidiaries due to Disability, as defined in Article 4 hereunder; (ii) termination of Optionee’s employment with the Company or its subsidiaries as a result of Optionee’s death; (iii) termination of Optionee’s employment with the Company or its subsidiaries by the Company without “Cause” (as defined in Optionee’s employment agreement with the Company, dated December 19, 2005); or (iv) a Change of Control that occurs while Optionee is employed by the Company or its subsidiaries (each of the foregoing events, a “Triggering Event”). For purposes of this Option, the term “Change of Control” shall mean (i) the sale of all or substantially all of the assets of the Company, (ii) the sale of more than 50% of the outstanding capital stock of the Company in a non-public sale, (iii) the dissolution or liquidation of the Company, or (iv) any merger, share exchange, consolidation or other reorganization or business combination of the Company if immediately after such transaction either (A) persons who were members of the Board of Directors of the Company immediately prior to such transaction do not constitute at least a majority of the Board of Directors of the surviving entity, or (B) persons who hold a majority of the voting capital stock of the surviving entity are not persons who held voting capital stock of the Company immediately prior to such transaction. In the event that the vesting of the Option is accelerated pursuant to this Section 2.2, the “Vesting Date” shall be the date that the Triggering Event occurs.

ARTICLE 3
EXERCISE OF OPTION

Section 3.1 Exercisability of Option. Unless this Option has earlier terminated pursuant to the provisions of Article IV hereof, this Option may be exercised at any time, and from time to time during the Option Term, with respect to the number of shares subject to the Option in which Optionee is then vested.

Section 3.2 Manner of Exercise. This Option may be exercised, in whole or in part, by delivering written notice to the Company’s Secretary in such form as the Administrator may require from time to time; provided, however, that this Option may not be exercised at any one time as to fewer than ten shares (or such lesser number of shares as to which this Option is then exercisable). Such notice shall specify the number of shares of Common Stock subject to this Option as to which this Option is being exercised, and shall be accompanied by full payment of the Exercise Price for such shares in accordance with this Section 3.2. The exercise shall be effective upon receipt by the Company’s Secretary of such written notice accompanied by the required payment. Payment of the Exercise Price shall be made (a) in cash (or via certified or cashier’s check, or money order); (b) by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System and the provisions of the next paragraph; or (c) by any combination of the foregoing. In the Administrator’s sole and absolute discretion, the Administrator may authorize payment of the Exercise Price to be made, in whole or in part, by such other means as the Administrator may prescribe. This Option may be exercised only in multiples of whole shares and no fractional shares shall be issued.

If the Common Stock is publicly traded on a national exchange, payment of the exercise price may be made, in whole or in part, subject to such limitations as the Administrator may determine, by delivery of a properly executed exercise notice, together with irrevocable instructions: (i) to a brokerage firm approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) to the Company to deliver such purchased shares directly to such brokerage firm.

Section 3.3 Issuance of Shares and Payment of Cash upon Exercise. Upon exercise of this Option, in whole or in part, in accordance with the terms hereof and upon payment of the Exercise Price for the shares of Common Stock as to which this Option is exercised, the Company shall issue to Optionee, the brokerage firm specified in the Optionee’s delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising this Option, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable Common Stock and, as soon as practicable thereafter, shall either deliver certificates therefore or instruct its transfer agent to issue such shares in book entry form on the books of the transfer agent. Unless such shares are registered or an exemption from registration is available under applicable federal and state law, if the shares of Common Stock issued hereunder are in certificated form, the stock certificates for any such shares shall, bear a legend restricting transferability of such shares, and if the shares are in book entry form, they shall be subject to electronic coding or stop order restricting transferability of such shares.

Section 3.4 Legal Compliance. The Company shall not be obligated to cause to be issued any shares of Common Stock pursuant hereto unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or desirable.

ARTICLE 4
TERMINATION OF OPTION

Section 4.1 Termination, In General. This Option shall terminate and be of no force or effect after the Expiration Date, unless terminated prior to such time as provided below.

Section 4.2 Termination of Employment for Cause. In the event that the Optionee’s employment with the Company is terminated for Cause, this Option shall terminate on the commencement of business of the effective date of such termination of employment with respect to all shares of Common Stock not purchased hereunder prior to such Termination Date.

The good faith determination by the Administrator of whether the Optionee’s employment was terminated by the Company or one of its subsidiaries for Cause shall be final and binding for all purposes hereunder.

Section 4.3 Upon Optionee’s Death. Unless this Option has earlier terminated for Cause or due to the Optionee’s Disability or the Company’s termination of Optionee’s employment without Cause, upon Optionee’s death, Optionee’s executor, personal representative, or the person(s) to whom this Option shall have been transferred by will or the laws of descent and distribution, as the case may be, may exercise all or any part of the outstanding Option, provided such exercise occurs within one year after the date of Optionee’s death, but not later than the Expiration Date of this Option. Unless sooner terminated, this Option shall terminate upon the expiration of such one year period.

Section 4.4 Termination of Employment by Reason of Disability. Unless this Option has earlier terminated for Cause or due to the Optionee’s death or the Company’s termination of Optionee’s employment without Cause, in the event that Optionee ceases, by reason of Disability, to be an employee of the Company or any of the Company’s subsidiaries, any unexercised portion of this Option may be exercised in whole or in part at any time within one year after the date of Optionee’s termination of employment due to Disability, but not later than the Expiration Date of this Option. Unless sooner terminated, this Option shall terminate upon the expiration of such one year period. For purposes of this Option, Disability shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Administrator may require such proof of Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s determination as to whether Optionee is Disabled shall be final and binding on all parties concerned.

Section 4.5 Termination of Employment. In the event that the Optionee’s employment with the Company is terminated other than for cause or due to the Optionee’s death or Disability, any unexercised portion of this Option that was vested as of the date of termination of employment may be exercised in whole or in part at any time within the one year period following the Optionee’s termination of employment, but not later than the Expiration Date of this Option. In the event that Optionee dies during the one year period, any unexercised portion of this Option that was vested as of the date of death may be exercised in whole or in part at any time within one year after the date of death, but not later than the Expiration Date of this Option. Unless sooner terminated, this Option shall terminate upon the expiration of such one year or one-year period.

Section 4.6 Leave of Absence. For purposes of this Option, the Optionee’s employment with the Company or any of the Company’s subsidiaries shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Administrator of 90 days or less. In the event of a leave in excess of 90 days, the Optionee’s employment shall be deemed to terminate on the 91st day of the leave unless the Optionee’s right to re-employment with the Company or Affiliate remains guaranteed by statute or contract.

Section 4.7 Termination of Employment, Definition. References on this Agreement to the Optionee’s termination of employment from the Company shall mean the termination of the Optionee’s employment with the Company, provided, however, that (i) a transfer of Optionee’s employment relationship from the Company to a subsidiary or vice versa or from one subsidiary to another subsidiary shall not constitute a termination of employment, and (ii) an employee who terminates such relationship with the Company but continues in a consulting relationship with the Company shall not incur a termination of employment until such individual terminates the last of such relationships with the Company.

ARTICLE 5
ADJUSTMENTS; BUSINESS COMBINATIONS

Section 5.1 Adjustments for Events Affecting Common Stock. In the event of changes in the Common Stock of the Company by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall make appropriate adjustments to the number, kind and price of shares covered by this Option, and shall, in its discretion and without the consent of the Optionee, make any other adjustments in this Option, including but not limited to reducing the number of shares subject to this Option or providing or mandating alternative settlement methods such as settlement of this Option in cash or in shares of Common Stock or other securities of the Company or of any other entity, or in any other matters which relate to this Option as the Administrator shall, in its sole discretion, determine to be necessary or appropriate in order to prevent the dilution or enlargement of rights under this Option.

Section 5.2 Modifications or Adjustments for Unusual Events. Notwithstanding anything in the Plan or this Option to the contrary and without the consent of the Optionee, the Administrator, in its sole discretion, may make (a) in order to facilitate any business combination that is authorized by the Board, any modifications to this Option, including but not limited to cancellation, forfeiture, surrender or other termination of this Option in whole or in part regardless of the vested status of this Option; and/or (b) any adjustments in the terms and conditions of, and the criteria included in, this Option in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any subsidiary of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Option or the Plan.

Section 5.3 Binding Nature of Adjustments. Modifications or adjustments under this Article 5 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this Option on account of any such modifications or adjustments.

ARTICLE 6
MISCELLANEOUS

Section 6.1 Non-Guarantee of Employment. Nothing in the Plan or this Option shall alter the employment status of Optionee, nor be construed as a contract of employment between the Company or any of the Company’s subsidiaries, and Optionee, or as a contractual right of Optionee to continue in the employ of the Company or any of its subsidiaries, or as a limitation of the right of the Company, or any of the Company’s subsidiaries to discharge Optionee at any time with or without cause or notice.

Section 6.2 No Rights of Stockholder. Optionee shall not have any of the rights of a stockholder with respect to the shares of Common Stock that may be issued upon the exercise of this Option until such shares of Common Stock have been issued to Optionee upon the due exercise of this Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such shares are issued, whether by means of a stock certificate or certificates or in book entry form.

Section 6.3 Non-Qualified Nature of Option. This Option is intended to be an agreement concerning a stock option arrangement which does not qualify under section 422 of the Internal Revenue Code, and this Option shall be so construed. Optionee acknowledges that, upon exercise of this Option, Optionee will recognize taxable income in an amount equal to the excess of the then Fair Market Value of the shares over the Exercise Price and must comply with the provisions of Section 6.6 of this Option with respect to any tax withholding obligations that arise as a result of such exercise.

Section 6.4 Confidential Information. In consideration of the granting of this Option, Optionee agrees and covenants that, except as specifically authorized by the Company, the Optionee will keep confidential any trade secrets or confidential or proprietary information of the Company or any Affiliate which are now or which hereafter may become known to Optionee as a result of Optionee’s employment by the Company, the Company or any of the Company’s subsidiaries, and shall not at any time, directly or indirectly, disclose any such information to any person, firm, corporation or other entity, or use the same in any way other than in connection with the business of the Company or any Affiliate, at all times during and after Optionee’s employment.

Section 6.5 The Company’s Rights. The existence of this Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 6.6 Withholding of Taxes. The Company or any of the Company’s subsidiaries shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Common Stock) due Optionee the amount of any foreign, federal, state or local taxes required by law to be withheld as the result of the exercise of this Option or the lapsing of any restriction with respect to any shares of Common Stock acquired on exercise of this Option; provided, however, that the value of the shares of Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Administrator may require Optionee to make a cash payment to the Company or an Affiliate equal to the amount required to be withheld. If Optionee does not make such payment when requested, the Company may refuse to issue any shares of Common Stock under the Plan until arrangements satisfactory to the Administrator for such payment have been made.

Section 6.7 Optionee. Whenever the word “Optionee” is used in any provision of this Option under circumstances where the provision should logically be construed to apply to the estate, personal representative or beneficiary to whom this Option may be transferred by will or by the laws of descent and distribution, the word “Optionee” shall be deemed to include such person.

Section 6.8 Nontransferability of Option. This Option shall be nontransferable otherwise than by will or the laws of descent and distribution and during the lifetime of Optionee, this Option may be exercised only by Optionee or, during the period Optionee is under a legal disability, by Optionee’s guardian or legal representative. Except as provided above, this Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

Section 6.9 Notices. All notices and other communications made or given pursuant to this Option shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Optionee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

Section 6.10 Entire Agreement. This Option contains the entire agreement between the parties with respect to the subject matter contained herein. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Option shall be void and ineffective for all purposes.

Section 6.11 Amendments. This Option may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

Section 6.12 Conformity with Plan. Except for the provisions of this Option that are contrary to the provisions of the Plan, (a) this Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference; and (b) any inconsistencies between this Option and the Plan shall be resolved in accordance with the terms of this Option. In the event of any ambiguity in this Option or any matters as to which this Option is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

Section 6.13 Governing Law. This Option shall be governed by and construed in accordance with the laws of the State of Delaware, other than the conflict of laws principles thereof.

Section 6.14 Headings. The headings in this Option are for reference purposes only and shall not affect the meaning or interpretation of this Option.

IN WITNESS WHEREOF, the Company has caused this Option to be executed by its duly authorized officer as of the date first above written.

I.C. ISAACS & COMPANY, INC.

By: /s/ Robert S. Stec
Name: Robert S. Stec
Title: Chief Executive Officer

The undersigned hereby acknowledges that he/she has carefully read this Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

OPTIONEE

/s/ Gregg A. Holst
Name: Gregg A. Holst
Title: Chief Financial Officer
Date:

CORPORATE SECRETARY
I.C. ISAACS & COMPANY, INC.
3840 BANK STREET
BALTIMORE, MARYLAND 21224

Gentlemen:

I hereby elect to exercise the Option made to me on May 1, 2007 by I.C. ISAACS & COMPANY, INC. (the “Company”), pursuant to an Agreement dated May 1, 2007 concerning the grant subject to all the terms and provisions of the Nonstatutory Stock Option Grant Agreement previously executed by me, and the I.C. ISAACS & COMPANY, INC. AMENDED AND RESTATED OMNIBUS STOCK PLAN. Pursuant to this election, I wish to purchase ____________ shares of Common Stock of the Company at a price of $[ ] per share.

Enclosed is payment for such shares in the amount of $_____________ in the form of:

☐ Cash   ☐ Certified or Cashier’s Check   ☐ Money Order

☐ Irrevocable Broker-Assisted Cashless Exercise Instructions

I understand that my election will be effective the date this election notice, together with the cash, check or other payment of the purchase price, is received by the Company as indicated below.

My address of record is:

_________________________________

_________________________________

_________________________________

And my Social Security Number is: __________________

Date: ________________________   ___________________________________
[Optionee]

Received by I.C. ISAACS & COMPANY, INC. on ___________________________

By: _______________________________
Title: ______________________________